Exhibit (e)(5)

Amendment to ALPS ETF Trust Distribution Agreement

This Amendment to the ALPS ETF Trust Distribution Agreement (this “Amendment”), dated June 9, 2014, between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Portfolio Solutions Distributor, Inc. (“ALPS”).

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Distribution Agreement dated March 31, 2013 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Effective as of June 9, 2014, Exhibit A of the Agreement is hereby deleted in its entirety and replaced with a new Exhibit A attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS ETF TRUST		ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:	/s/ Patrick D. Buchanan	By:	/s/ Thomas A. Carter
Name:	Patrick D. Buchanan	Name:	Thomas A. Carter
Title:	Treasurer	Title:	President

EXHIBIT A

Cohen & Steers Global Realty Majors ETF
ALPS Equal Sector Weight ETF
Global Commodity Equity Fund
Alerian MLP ETF
ALPS Sector Dividend Dogs ETF
NYSE Arca U.S. Equity Synthetic Reverse Convertible Index Fund
U.S. Equity High Volatility Put Write Index Fund
ALPS/GS Momentum Builder Growth Markets Equities and US Treasuries Index ETF
ALPS/GS Momentum Builder Multi-Asset Index ETF
ALPS/GS Momentum Builder Asia ex-Japan Equities and US Treasuries Index ETF
ALPS/GS Risk-Adjusted Return US
VelocityShares Tail Risk Hedged Large Cap ETF
VelocityShares Volatility Hedged Large Cap ETF Large Cap Index ETF
VelocityShares Emerging Markets DR ETF
VelocityShares Russia Select DR ETF
 VelocityShares Emerging Asia DR ETF
Barron’s 400 ETF
ALPS International Sector Dividend Dogs ETF
RiverFront Strategic Income Fund
ALPS/Alerian Energy Infrastructure ETF
Workplace Equality Fund
ALPS Emerging Sector Dividend Dogs ETF
Sprott Gold Miners ETF

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